UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

July 20, 2004
(Date of earliest event reported)

FIRST HORIZON NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	000-4491	62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE, MEMPHIS, TENNESSEE	38103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (901) 523-4444

Item 5. Other Events and Regulation FD Disclosure.

Filed as Exhibit 99.1 is a copy of First Horizon National Corporation's press release, dated July 20, 2004, announcing new reporting segments, commencing with its earnings release for the second quarter of 2004, which is scheduled to be issued July 21, 2004. Included in the press release are certain prior period results and income statement items that have been changed to conform to the new reporting segment structure. The changes in the segments will have no effect on the Corporation's historical consolidated results of operations.

Item 7. Financial Statements and Exhibits.

(c)     Exhibit 99.1. Press release dated July 20, 2004

Exhibit Index
99.1	Press release dated July 20, 2004

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION (Registrant)
July 20, 2004 (Date)	/s/ MARLIN L. MOSBY, III Marlin L. Mosby, III Executive Vice President and Chief Financial Officer